Exhibit 99.1

One East Main Street
Post Office Box 456
Smithtown, New York 11787-2823
direct dial: 631-360-9398
direct fax: 631-360-9364

PRESS RELEASE

Release Date: June 14, 2004

Contact: Ms. Judith Barber	News Contact:	Peter Hamilton
Corporate Secretary		Rubenstein Associates
(work) 212-843-8015
(home) 631-928-8437
(cell) 516-375-6434

SMITHTOWN BANCORP TO JOIN

RUSSELL 2000 INDEX

Market cap at $225 million

Share price hits $38

Smithtown, NY, June 14, 2004 - Smithtown Bancorp will join the Russell 2000 Index when the broad-market index is reconstituted June 25, according to a preliminary list of additions issued by Russell Investment Group.

Membership in Russell’s U.S. equity indexes is determined primarily by market capitalization rankings. Annual reconstitution of the Russell indexes captures the largest 3,000 U.S. stocks at the end of May. The largest 1,000 companies in the ranking comprise the Russell 1000 Index, while the next largest 2,000 companies become the widely-used Russell 2000 index.

Smithtown Bancorp is the publicly-owned holding company for Bank of Smithtown. The company’s Chairman & CEO, Bradley Rock, commented: “We are pleased with the Russell announcement. Our inclusion in this index marks another milestone in the increasing visibility of the company for our shareholders”.

The Russell indexes are widely used by managers for index funds and as a benchmarks for investment strategies. More than $360 billion is invested in index funds based on Russell indexes and an additional $850 billion is benchmarked to them.

At the close of business on May 28, the company’s shares traded at $34.20. The company has 5,993,898 total outstanding shares, which would put the company’s market capitalization at $202.9 million at the end of May. The company’s shares closed at $38.01 last week, which would put the current market capitalization at $225.5 million. During last week, the shares traded as high as $38.99.

Smithtown Bancorp has been a high performing company for many years now. Over the past 8 years, the company’s return on average equity averaged more than 23%. The company’s stock has split four times during the past six years, and the market value of the shares has risen by more than 180% during the last 15 months.

Smithtown Bancorp stock was also recently added to America’s Community Bankers NASDAQ Index effective June 1st. This index includes more than 540 community banks throughout the country.

Smithtown Bancorp shares are traded on NASDAQ under the symbol “SMTB”.

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Forward-Looking Statements

This release and other written materials and statements management may make, may contain forward-looking statements regarding the Company’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are sometimes identified by use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, or other similar expressions. The Company’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, a change in economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; and other economic competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company’s operations, pricing and services.

Investors are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. Except as required by applicable law or regulation, the

Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date the statements were made or to reflect the occurrences of unanticipated results. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in our reports to the Securities and Exchange Commission.